Exhibit 10.1

[MOVING IMAGE TECHNOLOGIES LETTERHEAD]

April 25, 2023

The Five Agency, LLC
970 16th Place
Vero Beach, FL 32960
Attn: Rick Starr

Re: $300,000 Loan by MIT to the Five Agency and Award of Five Percent of Equity in the to be formed SNDBX Subsidiary

Dear Rick:

This Letter Agreement(“Letter Agreement”), is made and entered into as of April 25, 2023 (“Effective Date”) between The Five Agency, LLC, a Delaware limited liability company with offices at 970 16th Place, Vero Beach, FL 32960 (“The Five Agency)” and Moving Image Technologies, Inc., a Delaware corporation with an office at 17760 Newhope St., Fountain Valley, CA 92708 (“MIT”), “Party” shall mean MIT or The Five Agency or a to be formed entity named SNDBX (as hereinafter defined) individually. “Parties” shall mean MIT, The Five Agency and SNDBX, collectively.

The Five Agency operates gaming leagues at various theaters, cinemas, movie theaters, entertainment complexes and auditoriums, and provides league structures, hosts, management, supervision, coordination with game publishers, marketing and marketing assets for leagues and events under the brand SNDBX (the Business). The Five Agency and MIT jointly designed the equipment package to be used for that purpose.

MIT has agreed to lend The Five Agency Three Hundred Thousand Dollars and No Cents ($300,000.00) under this Letter Agreement (“MIT Loan”). The Five Agency shall incorporate a separate Florida corporation, SNDBX, INC (“SNDBX”) to conduct that Business. As a portion of the consideration payable to MIT under the loan, upon the formation of SNDBX, The Five Agency will cause SNDBX to issue MIT Five Percent (5%) of the equity of SNDBX (“MIT Equity Interest”). MIT shall have the right to participate in any and all future capital and debt offerings by SNDBX.

1.The MIT Loan.

(a)Subject to the satisfaction of the conditions described in this Letter, MIT will lend $150,000 to the Five Agency LLC with interest only at 10% per annum payable each year commencing on May 1, 2024 with principal due on May 1, 2026 under the Secured Promissory Note attached as Exhibit A and shall wire funds under the wire instructions attached as Exhibit B. The Promissory Note shall be secured by the interest of The Five Agency or Business in the Patents and the underlying intellectual property in Section 3, below.

(b)MIT shall advance an additional $150,000 upon the request of The Five Agency upon completing these conditions by May 31, 2023:

(i)The parties shall enter into an exclusive supply and marketing agreement requiring The Five Agency or SNDBX to purchase greater than $3.0 Million Dollars of systems from MIT by April 30, 2026 substantially in accordance with the supply agreement attached as Exhibit C. After the $3.0 million threshold is satisfied, the supply agreement shall be non-exclusive;

(ii)SNDBX shall be formed upon commercially reasonable terms. The Five Agency shall be granted 95% of common shares and MIT shall be granted 5% of common shares and there shall be no difference in the terms of the common shares issued to The Five Agency and MIT;

(iii)The Five Agency shall have disbursed the initial funds substantially under the Weekly Budget attached as Exhibit D; and

(iv)MIT shall have the right to appoint an advisory board member (The “MIT Member”) and shall have board observation rights for any formal board meetings of The Five Agency and SNDBX until April 30, 2026 or until the Promissory Note is paid in full, whichever comes later. The Five Agency shall have the right to approve the MIT Member which approval shall not be unreasonably withheld or delayed; and,

2.MIT Equity Interest. MIT shall be issued its 5% equity interest upon formation of the SNDBX subsidiary whether or not the conditions for the second $150,000 advance are satisfied by The Five Agency or SNDBX.

3.Co-ownership of Patents.  MIT and either The Five Agency or SNDBX will be co-owners of the patents on the equipment (the “Patents”). The Five Agency shall apply for patents on or before April 30, 2024 and MIT shall reasonably cooperate in the application and share equally in the costs thereof. If either party objects to the payment of costs, the other party may continue to prosecute the patent applications and shall be the sole owner of the patents. After the expiration of the Supply Agreement in three years, either The Five Agency or SNDBX may sell equipment other than through MIT but MIT shall be entitled to a commercially reasonable royalty equal to a percentage of the net sales price of the equipment in consideration of its ownership rights in the Patents. The parties shall negotiate a commercially reasonable royalty agreement. Neither Party may license, transfer, or otherwise assign the Patents without the written consent of the other Party other

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than licenses in the sale of equipment in the ordinary course of business. In the event of a transfer for the benefit of creditors or assignment for the benefit of creditors by Five Agency or SNDBX the patents co-owned by them and MIT shall automatically become the sole ownership of MIT.

4.Reasonably /Proposed Definitive Agreements. As soon as reasonably practicable after the execution of this Letter, the Parties shall commence to negotiate a definitive agreements (the “Definitive Agreements”) relating to MIT’s Loan, the conditions to the second advance, and the MIT Equity Interest. The Definitive Agreements would include the terms summarized in this Letter and such other representations, warranties, conditions, covenants, indemnities and other terms customary for transactions of this kind and are not inconsistent with this Letter.

5.Conditions. MIT’s obligation to advance the second $150,000 will be subject to customary conditions, including:

(a)the Board of Directors of MIT reasonably and timely approving the satisfaction of the conditions for the second advance;

(b)the Parties’ execution of the Definitive Agreements;

(c)Receiving any regulatory approvals and third-party consents, on terms satisfactory to reasonably satisfactory to MIT; and,

(d)there being no material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or assets of The Five Agency or SNDBX.

6.Termination. This letter will automatically terminate and be of no further force or effect upon the earlier of (i) execution of the Definitive Agreements by MIT, The Five Agency and SNDBX and (ii) mutual agreement of MIT, The Five Agency and SNDBX.

7.GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE. ANY DISPUTE WITH RESPECT TO A PROVISION OF THIS LETTER SHALL BE RESOLVED IN ACCORDANCE WITH THE TERMS OF SECTION 10 BELOW.

8.No Third-Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or from this Letter.

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9.Expenses. The Parties will each pay their own transaction expenses, including the fees and expenses of investment bankers and other advisors, incurred in connection with the proposed transaction.

10.Dispute Resolution. All disputes under this Letter shall be resolved:

(a)Mandatory Arbitration. Regarding any dispute relating to the binding provisions of this Letter that cannot be resolved by the parties, such dispute shall be settled by binding arbitration. The arbitrator shall be a retired state or federal judge or an attorney who has practiced business litigation or transaction work for at least 10 years. Arbitration will be conducted under the applicable provisions of this American Arbitration Association, except as limited by this Section, unless such rules contradict this Letter. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court in the State of Delaware could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Orange County, California.

(b)Resolution of Certain Claims — Injunctive Relief. Paragraph (a) above shall have no application to claims seeking to enforce, by injunction or other equitable relief, the binding provisions of this Letter for which monetary damages are unavailable or inadequate. Such claims may be brought in a court of competent jurisdiction. The parties acknowledge that, in addition to, but not to the exclusion of any other remedy, each party may enforce such provisions by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages.

11.Miscellaneous. This Letter may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the sections of this Letter have been inserted for reference only and shall not be deemed to be a part of this Letter.

[SIGNATURE PAGE FOLLOWS]

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If you agree with the terms set forth above and desire to proceed with the proposed transactions on that basis, please sign this Letter in the space below and return an executed copy to the attention of Philip Rafnson.

Very truly yours,

MOVING IMAGE
TECHNOLOGIES, INC.

		By:	/s/ Philip Rafnson
Philip Rafnson
Chief Executive Officer

Agreed to and accepted:
The Five Agency, LLC

By:	/s/ Rich Starr
Rich Starr
Chief Executive Officer

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EXHIBIT A TO LETTER OF INTENT

PROMISSORY NOTE

PROMISSORY NOTE

$300,000.00	April 25, 2023

FOR VALUE RECEIVED, The Five Agency, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to Moving Image Technologies, Inc., a Delaware corporation (“Lender”), the sum of THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00), or such other amount as shall then be equal to the outstanding principal amount hereof and any unpaid accrued interest hereon (the “Loan”), as set forth below in accordance with Sections 1  and 2 below, Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit A attached hereto.

The following is a statement of the rights of Lender of this PROMISSORY NOTE (“Note”) and the conditions to which this Note is subject and to which Lender hereof, by the acceptance of this Note, agrees:

1.Repayment of Principal. The outstanding principal under this Note shall be due and payable on May 1, 2026 (the “Maturity Date”), unless such maturity date is accelerated in accordance with the terms hereof.

2.Interest. Interest on the outstanding principal amount hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year of 365 days at the annual rate of ten percent (10.0%) (the “Interest Rate”). Borrower shall make annual payments of accrued and unpaid interest on May 1, 2024, May 1, 2025 and a final payment of all then remaining accrued and unpaid interest hereunder shall be due and payable on the Maturity Date, unless such date is accelerated in accordance with the terms hereof. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to fifteen percent (15.0%) (“Default Rate”), however, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

3.Prepayment. This Note may be prepaid, in whole or in part, by Borrower at any time or from time to time, without penalty or premium.

4.Disbursement Procedure. The Loan shall be advanced as follows:

(a)        A disbursement in the amount of $150,000 on the date hereof by the Lender wiring funds to Borrower in accordance with the wiring instructions set forth on Exhibit B  (the “Borrower Wire Instructions”) attached hereto; and

(b)        A second disbursement in the amount of up to $150,000 (the “Second Advance”) to be made by Lender to Borrower in accordance with the Borrower Wire Instructions on or before May 31, 2023, upon receipt of a written request from the Borrower, subject to satisfaction by Borrower of the conditions set forth in that certain

PROMISSORY NOTE

$300,000.00	April 24, 2023

letter agreement of even date herewith by and between Borrower and Lender (the “Letter Agreement’; capitalized terms not otherwise defined herein being used herein as therein defined). The Lender shall be under no obligation to make the Second Advance if an Event of Default shall have occurred hereunder.

5.Collateral. For valuable consideration, including the making of the Loan by Lender to Borrower, Borrower and Lender as co-developers of the intellectual property agree to take all actions and to cause SNDBX to take all actions as they may deem reasonably necessary to grant to Lender a perfected first priority security interest in the underlying intellectual property and Patents as collateral for the Loan, including, without limitation, the execution of a commercially reasonable Patent Security Agreement (the “Security Agreement”) in the form provided by Lender. Borrower and Lender will, and will cause SNDBX to, at their commercially reasonable expense, perform all acts and execute all documents necessary to maintain the existence of any Patents as issued patents and to maintain all Patents as valid and subsisting, including, without limitation, the filing of any renewal affidavits and applications provided that with the prior written consent of Lender, Borrower or SNDBX, as applicable, may abandon any Patent or Patent application which in Borrower’s, SNDBX’s and Lender’s commercially reasonable judgment is not material and has minimal or no continuing value.

6.Representations and Warranties. As an inducement to the Lender to disburse the Loan to the Borrower, the Borrower represents and warrants to the Lender that:

(a)the Borrower is a limited liability company validly organized and existing and in good standing under the laws of the state of Delaware, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing in Delaware and each other jurisdiction where the nature of its business makes such qualification necessary;

(b)Borrower has full power and authority to enter into and to perform its obligations under this Note, the Security Agreement (hereinafter defined) and the Letter Agreement;

(c)Borrower’s execution, delivery and performance of this Note and the Letter Agreement have been duly authorized by all necessary limited liability company action, do not require the consent or approval of any person or entity which has not been obtained, and do not conflict with Borrower’s articles of organization, limited liability company agreement, or other organizational document, as applicable, or any agreement binding upon Borrower or any of Borrower’s property;

(d)this Note and the Letter Agreement constitute the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms subject only to bankruptcy, insolvency, reincorporation, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies;

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(e)there is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending against Borrower or affecting the business, property or operations of Borrower which, if determined adversely to Borrower, could reasonably be expected to have a material adverse effect on Borrower;

(f)the Borrower (i) is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it;

(g)the Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted;

(h)Borrower has filed all Federal and State income tax and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by Borrower to the extent that such taxes have become due;

(i)Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected and assuming that this Note had been previously executed and delivered, no Event of Default has occurred and is continuing hereunder; and

(j)(i) neither the execution of this Note nor the use of the proceeds of the Loan violates the Trading with the Enemy Act of 1917, as amended, nor any of the foreign assets control regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945; and (ii) Borrower is not listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders.

(k)All representations and warranties contained in this Note shall survive the delivery of the Note and the making of the Loan, and any investigation at any time made by or on behalf of the Lender shall not diminish its rights to rely thereon.

7.Affirmative Covenants. From the date of this Note and thereafter until the Loan and all other obligations of the Borrower to the Lender under this Note and the Letter Agreement have been paid in full, the Borrower hereby agrees with the Lender to:

(a)promptly, but in any event within five days after any executive officer of the Borrower becomes aware of any Event of Default, a notice describing the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto;

(b)promptly, but in any event within five business days after any executive officer of the Borrower obtains knowledge of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against the Borrower or any of its property which, if determined adversely to the Borrower, could reasonably be expected to have a material adverse effect on the Borrower, or the rendering of a judgment

PROMISSORY NOTE

$300,000.00	April 24, 2023

or decision in such litigation or proceeding which could reasonably be expected to have a material adverse effect on the Borrower, and the steps being taken by the Borrower with respect thereto;

(c)maintain and preserve its existence as a limited liability company in good standing under the laws of the State of Delaware;

(d)file all federal and state income tax and other tax returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that the Borrower shall not be required to pay any such tax so long as the validity thereof is being contested in good faith by appropriate proceedings and adequate book reserves shall have been set aside with respect thereto;

(e)pay when due all taxes, lawful claims for labor, materials, supplies, rents, lease payments and other debts and liabilities which if unpaid would by law be a lien or charge upon the property of Borrower, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings, and Borrower maintains reasonable reserves on its books therefor;

(f)maintain insurance policies in such types and amounts as in Borrower’s reasonable judgment, and subject to the reasonable satisfaction of the Lender, appropriate for its business. In the event a policy lapses, is modified or replaced, the Borrower shall promptly notify the Lender and send copies of the new policies;

(g)maintain in good repair and working order or replace all assets used in its business which if not so maintained or replaced would be reasonably likely to have a material adverse effect on the business of the Borrower;

(h)furnish promptly, at the Lender’s request, such information as the Lender may reasonably conclude is necessary to determine whether the Borrower is in compliance with the terms of this Note and the Letter Agreement or as may be needed by the Lender to prepare any required reports to appropriate federal and state regulatory authorities;

(i)file applications for the Patents with the United States Patent and Trademark Office (“USPTO”) on or before the date specified in Section 3 of the Letter Agreement and promptly execute and deliver to Lender any and all assignments, agreements, instruments, documents and such other papers that are necessary or reasonably desirable to evidence the security interest in and conditional assignment of each Patent in favor of Lender;

(j)notify Lender immediately in writing if Borrower knows or has reason to know of any reason why any application, registration, or recording with respect to any of the Patents may become abandoned, canceled, invalidated, avoided or avoidable;

(k)render any assistance, as Lender may determine is necessary, to Lender in any proceeding before the USPTO, any federal or state court, or any similar office or

PROMISSORY NOTE

$300,000.00	April 24, 2023

agency in the United States, or any State therein, or any other country, to protect Lender’s security interest therein;

(l)       promptly notify Lender if Borrower (or SNDBX) learns of any use by any person of any term or design which infringes upon any Patent and upon the agreement of Lender and the equal sharing of litigations costs and expenses with Lender sue for and diligently pursue damages for such infringement; provided, that, if Borrower (or SNDBX) shall fail to take such action within one (1) month after such notice is given to Lender, Lender may, but shall not be required to, itself take such action in the name of Borrower (or SNDBX), and Borrower hereby appoints Lender the true and lawful attorney of Borrower, for Borrower and in Borrower’s name, place and stead, on behalf of Borrower, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such paid damages due to Borrower less. litigation costs and expenses to be applied to the Borrower’s obligations under this Note;

(m)       comply with all terms and conditions set forth in the Letter Agreement; and

(n)       maintain in full force and effect all of its material rights, licenses, certifications, franchises and comply with all applicable laws and regulations necessary to enable it to conduct its business.

8.Negative Covenants. The Borrower covenants and agrees with the Lender that, for so long as the Loan remains unpaid, the Borrower shall not and shall not permit SNDBX to, without the Lender’s prior written consent:

(a)lease or sell, all or any substantial portion of its property and business to any other person, entity or entities, whether in one transaction or a series of related transactions;

(b)license the Patents to any person or entity or do any act, or omit to do any act, whereby any Patent may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable; or

(c)(i) consolidate with or merge into or with any other entity or entities or entities or liquidate, wind up or dissolve itself or suffer any liquidation or dissolution; or (ii) acquire a substantial interest in another entity either through the purchase of all or substantially all of the assets of that entity or the purchase of a controlling equity interest in that entity.

9.Events of Default.

(a)       Any of the events specified in this Section 9 shall constitute a default by Borrower hereunder (an “Event of Default”):

(i)     Failure to pay any principal or interest when due and payable under this Note, which is not cured within five (5) business days;

PROMISSORY NOTE

$300,000.00	April 24, 2023

(ii)Default by Borrower or SNDBX (each of Borrower and SNDBX being referred to herein as a “Loan Party”) in the performance or observance of any covenant, condition, undertaking or agreement contained in this Note or in the Letter Agreement or the Security Agreement, which default is not cured (if capable of cure) within thirty (30) days of the date Lender provides Borrower with written notice thereof;

(iii)Any representation, warranty or other statement by or on behalf of Borrower contained in this Note or the Letter Agreement or the Security Agreement is false or misleading in any material respect at the time made;

(iv)The Borrower or SNDBX shall become insolvent or generally fail to pay, or admit in writing such Loan Party’s inability to pay its debts as they become due; or either or both Loan Parties shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian or for such Loan Party’s property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for either or both Loan Parties or for a substantial part of the property of either or both Loan Parties and not be discharged within 60 days; or any bankruptcy, reincorporation, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of either or both Loan Parties or be consented to or acquiesced in by either or both Loan Parties or remain for 60 days undismissed or unvacated;

(v)any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) shall be issued against either Loan Party or any of either or both Loan Parties’ assets where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceed $50,000.00 and are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy;

(vi)Borrower shall default and fail to cure such default in the time provided therein, under the terms of any other agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money in excess of $50,000.00 and: (i) the maturity of any amount owed under such document or instrument is accelerated; or (ii) such default shall continue unremedied or unwaived for a period of time to permit such acceleration;

(vii)   there is instituted against either Loan Party any criminal proceeding for which forfeiture of any material asset is a potential penalty, or either Loan Party is enjoined, restrained or in any way prevented by order of any governmental authority from conducting any material part of its business affairs and such order is not completely stayed, to the satisfaction of the Lender, or dissolved within 20 business days from the effective date of such order; or

PROMISSORY NOTE

$300,000.00	April 24, 2023

(viii)  any representation or warranty of Borrower set forth in this Note. the Security Agreement or in the Letter Agreement shall be untrue in any material respect on the date as of which the facts set forth are stated or certified.

(b)Upon the happening of: (I) any Event of Default described in Section 9(a)(iv), the Lender’s obligation to make the Second Advance shall automatically terminate and the full unpaid principal amount of the Note, accrued interest and all other obligations of the Borrower to the Lender shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived); or (2) any other Event of Default, the Lender, upon written notice, may terminate its commitment to make the Second Advance and may declare the outstanding principal amount of the Note, accrued interest and all other obligations of the Borrower to the Lender to be due and payable without other notice, presentment, protest or demand of any kind, whereupon the full unpaid amount of the Note, accrued interest and any and all other obligations, which shall be so declared due and payable, shall be and become immediately due and payable. In addition, the Lender may exercise any right or remedy available to it pursuant to the Security Agreement, the Letter Agreement, at law or in equity.

10.Miscellaneous.

(a)This Note may not be assigned by Borrower without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. This Note may be assigned by Lender or any subsequent holder without the consent of Borrower or any other person or entity, but said assignment shall not relieve Lender of its funding obligations hereunder. The rights and obligations of Borrower and Lender shall be binding upon and benefit their respective successors, heirs, administrators and permitted assigns.

(b)Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment thereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned Borrower, even if the undersigned Borrower is not a party to such agreement. No act of omission or commission of the Lender, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing signed by the Lender.

(c)Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is found by a court of law to be prohibited by or in violation of any applicable law, then such provision shall be given full force and effect to the fullest possible extent permitted

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$300,000.00	April 24, 2023

by applicable law, and the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained herein, and the rights, obligations and interests of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

(d)This Note has been reviewed by Borrower and Lender and incorporates the requirements of such parties. Each of Borrower and Lender waives the rule of construction that any ambiguities are to be resolved against the party drafting the same and agrees such rules will not be employed in the interpretation of this Note or the Letter Agreement.

(e)The Loan is a business loan. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. The Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

(f)The Loan is not a revolving loan. Amounts repaid hereunder may not be reborrowed.

(g)It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than permitted under state law) and that this Section shall control every other covenant and agreement in this Note and the Letter Agreement. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Letter Agreement, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note (“Indebtedness”), or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts then collected by Lender shall be credited on the principal balance hereof and all other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note a shall immediately be deemed reformed and the amounts thereafter collectible under this Note and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary in this Note or the Letter Agreement, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(h)THE BORROWER AND THE LENDER EACH WAIVES ANY RIGHT

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TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS NOTE, THE LETTER AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(i)OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR THE LETTER AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

(j)Neither the Lender nor any affiliate of the Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue upon, any claim for any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to, this Note or the Letter Agreement, or the transactions contemplated and the relationship established hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

(k)Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, sent by a nationally-recognized overnight delivery service or sent by facsimile, registered or certified mail, postage prepaid, at the respective addresses set forth below:

If to Lender:

Moving Image Technologies, Inc.
17760 Newhope Street
Fountain Valley, CA 92708
Attention: Phil Rafnson, Chief Executive Officer

With a copy to:

Fabyanske, Westra, Hart & Thomson, P.A.
333 South Seventh Street
Suite 2600
Minneapolis, MN 55402
Attention: Scott L. Anderson, Esq.

PROMISSORY NOTE

$300,000.00	April 24, 2023

If to Borrower:

The Five Agency, LLC
970 16th Place
Vero Beach, FL 32960
Attention: Rich Starr, Chief Executive Officer

With a copy to:

Padgett LAW, PA
201 E. KENNEDY Blvd., Suite 600
Tampa, FL 33602

(l)All payments hereunder shall be applied first to accrued and unpaid interest under the Loan with the remainder, if any, to be applied to the payment of the outstanding principal balance of the Loan.

(m)This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws.

(n)All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

Remainder of Page Left Intentionally Blank

IN WITNESS WHEREOF, Borrower has caused this Note to be signed by its duly authorized officer in favor of the Lender and to be dated as of the date set forth above.

THE FIVE AGENCY, LLC, a Delaware limited liability company

By:	/s/ Rich Starr
	Name:	Rich Starr
	Title:	Chief Executive Officer